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                    KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                         COMPUTATION OF EARNINGS PER SHARE
                         THREE MONTHS ENDED SEPTEMBER 30, 1995
                                    (UNAUDITED)

Net income, three months ended September 30, 1995 . . . . . . . .             $8,418,000

Dividends declared:
  Class A Common -- $.2275 per share  . . . . . . . . . . . . . .$(1,656,000)
  Class B Common -- $.23 per share  . . . . . . . . . . . . . . . (3,146,000)
                                                                              (4,802,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . .             $3,616,000

Undistributed earnings divided
  by 20,972,043 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . .             $.1724

                                                                 Class A      Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . . $.1724       $.1724

Assumed distribution of earnings  . . . . . . . . . . . . . . . .  .2275        .2300

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . . $.3999       $.4024

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $.40         $.40
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
                        COMPUTATION OF EARNINGS PER SHARE
                        THREE MONTHS ENDED SEPTEMBER 30, 1994
                                    (UNAUDITED)

Net income, three months ended September 30, 1994 . . . . . . . .             $8,423,000

Dividends declared:
  Class A Common -- $.2075 per share  . . . . . . . . . . . . . .$(1,523,000)
  Class B Common -- $.21 per share  . . . . . . . . . . . . . . . (2,901,000)
                                                                              (4,424,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . .             $3,999,000

Undistributed earnings divided
  by 21,157,497 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . .             $.1890


                                                                 Class A      Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . . $.1890       $.1890

Assumed distribution of earnings  . . . . . . . . . . . . . . . .  .2075        .2100

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . . $.3965       $.3990

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $.40         $.40


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  PartI-Exhibit(11)